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                                                                    Exhibit 4(f)

                                                                  EXECUTION COPY

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                         CHECKFREE HOLDINGS CORPORATION,

                                 THE GUARANTORS
                               Signatories Hereto

                                       AND

                                FIFTH THIRD BANK


                                   as Trustee


                             ----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of November 29, 1999

                                       to

                                    INDENTURE

                          Dated as of November 29, 1999


                             ----------------------

                  6-1/2% Convertible Subordinated Notes due 2006



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                                TABLE OF CONTENTS


ARTICLE I
     General Terms and Conditions of the Series 6-1/2% Notes..............................1
            SECTION 1.01.     Title and Terms.............................................1
            SECTION 1.02.     Registration Rights Agreement...............................2

ARTICLE II
     Redemption of the Series 6-1/2% Notes................................................2
            SECTION 2.01.     Redemption in Part..........................................2
            SECTION 2.02.     Redemption at Option of Company.............................2

ARTICLE III
     Repurchase at Option of Holders upon Change In Control ..............................2
            SECTION 3.01.     Right to Require Repurchase.................................2
            SECTION 3.02.     Notices; Method of Exercising Repurchase Right, Etc.........2
            SECTION 3.03.     Certain Definitions.........................................5
            SECTION 3.04.     Change in Control...........................................5
            SECTION 3.05.     References to Repurchase Price..............................6

ARTICLE IV
     Conversion...........................................................................7
            SECTION 4.01.     Conversion Privilege and Conversion Price...................7
            SECTION 4.02.     Exercise of Conversion Privilege............................8
            SECTION 4.03.     Fractions of Shares.........................................9
            SECTION 4.04.     Adjustment of Conversion Price..............................9
            SECTION 4.05.     Notice of Adjustments of Conversion Price..................15
            SECTION 4.06.     Notice of Certain Corporate Action.........................16
            SECTION 4.07.     Company's Obligation Regarding Common Stock................17
            SECTION 4.08.     Taxes on Conversions.......................................17
            SECTION 4.09.     Covenant as to Common Stock................................17
            SECTION 4.10.     Cancellation of Converted Securities.......................18
            SECTION 4.11.     Provisions in Case of Reclassification, Consolidation,
                                      Merger or Sale of Assets...........................18
            SECTION 4.12.     Company's Obligation.......................................18

ARTICLE V
     Subordination of Series 6-1/2% Notes................................................18
            SECTION 5.01.     Series 6-1/2% Notes Subordinate to Senior
                                      Indebtedness.......................................18
            SECTION 5.02.     Payment over of Proceeds Upon Dissolution, Etc.............19
            SECTION 5.03.     No Payment When Senior Indebtedness in Default.............20

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
          SECTION 5.04.     Payment Permitted If No Default............................21
          SECTION 5.05.     Subrogation to Rights of Holders of Senior
                                            Indebtedness...............................21
          SECTION 5.06.     Provisions Solely To Define Relative Rights................21
          SECTION 5.07.     Trustee to Effectuate Subordination........................22
          SECTION 5.08.     No Waiver of Subordination Provisions......................22
          SECTION 5.09.     Notice to Trustee..........................................23
          SECTION 5.10.     Reliance on Judicial Order or Certificate of
                                            Liquidating Agent..........................23
          SECTION 5.11.     Trustee Not Fiduciary for Holders of Senior
                                            Indebtedness...............................24
          SECTION 5.12.     Rights of Trustee as Holder of Senior Indebtedness;
                                            Preservation of Trustee's Rights...........24
          SECTION 5.13.     Article Applicable to Paying Agents........................24
          SECTION 5.14.     Certain Conversions Deemed Payment.........................24

ARTICLE V
     Subsidiary Guarantee..............................................................25

          SECTION 5A.01     Guarantee..................................................25
          SECTION 5A.02.    Subordination of Subsidiary Guarantee......................26
          SECTION 5A.03.    Limitation on Guarantor Liability..........................26
          SECTION 5A.04.    Execution and Delivery of Subsidiary Guarantee.............27
          SECTION 5A.05.    Guarantors May Consolidate, Etc., on Certain Terms.........27
          SECTION 5A.06.    Releases Following Sale of Assets..........................28

ARTICLE VI
     Defaults and Remedies.............................................................29
          SECTION 6.01.     Events of Default..........................................29
          SECTION 6.02.     Acceleration of Maturity; Rescission and Annulment.........30
          SECTION 6.03.     Company Notice to Trustee..................................31
          SECTION 6.04.     Liquidated Damages.........................................31

ARTICLE VII
     Form of Series 6-1/2% Notes.......................................................32
          SECTION 7.01.     Form of Face of Series 6-1/2% Note.........................32
          SECTION 7.02.     Form of Reverse of Series 6-1/2% Note......................34
          SECTION 7.03.     Form of Trustee's Certificate of Authentication............39
          SECTION 7.04.     Form of Conversion Notice..................................40

ARTICLE VIII
     Original Issue of Series 6-1/2% Notes.............................................41
          SECTION 8.01.     Original Issue.............................................41
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

ARTICLE IX
     Defeasance and Covenant Defeasance.................................................41
           SECTION 9.01.     Applicability..............................................41
           SECTION 9.02.     References.................................................41

ARTICLE X
     Supplemental Indentures............................................................41
           SECTION 10.01.    Amendment to Section 9.1 of Indenture......................41
           SECTION 10.02.    Amendment of Section 9.2 of Indenture......................41

ARTICLE XI
     Miscellaneous Provisions...........................................................42
           SECTION 11.01.    Defined terms..............................................42
           SECTION 11.02.    Indenture..................................................42
           SECTION 11.03.    Trustee ...................................................42
           SECTION 11.04.    Execution in Counterparts..................................42

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         FIRST SUPPLEMENTAL INDENTURE, dated as of the 29th day of November,
1999 (this "First Supplemental Indenture"), among CheckFree Holdings Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), the Guarantors signatories hereto and Fifth Third Bank, a state banking corporation organized under the laws of the State of Ohio, as trustee (the "Trustee"), under the Indenture dated as of November 29, 1999, between the Company and the Trustee (the "Indenture"); as set forth in
Section 11.01 hereof and except as otherwise set forth herein, all terms used and not defined herein are used as defined in the Indenture.

         The Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its Securities, to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided.

         Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6-1/2% Convertible Subordinated Notes due 2006 (the "Series 6-1/2% Notes"), the form of such Series 6-1/2% Notes and the terms, provisions and conditions thereof to be as provided in the Indenture and this First Supplemental Indenture.

         The Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture. All requirements necessary to make this First Supplemental Indenture a valid instrument, enforceable in accordance with its terms, and to make the Series 6-1/2% Notes, when executed by the Company and the Guarantors and authenticated and delivered by the Trustee, the valid obligations of the Company and the Guarantors, have been performed and fulfilled, and the execution and delivery of this First Supplemental Indenture and the Series 6-1/2% Notes, have been in all respects duly authorized.

                  NOW, THEREFORE, in consideration of the purchase and acceptance of the Series 6-1/2% Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form of the Series 6-1/2% Notes and the terms, provisions and conditions thereof, the Company and the Guarantors covenant and agree with the Trustee as follows:

                                    ARTICLE I
            General Terms and Conditions of the Series 6-1/2% Notes.

         SECTION 1.01. TITLE AND TERMS. There shall be and is hereby authorized a series of Securities designated the "Series 6-1/2% Convertible Subordinated Notes due 2006", limited in aggregate principal amount to $172,500,000. The Series 6-1/2% Notes shall mature and the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon, on November 29, 2006. The Series 6-1/2% Notes shall be convertible into shares of Common



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Stock, $0.01 par value, of the Company, as such shares shall be constituted at the time of conversion ("Common Stock"), in accordance with Article IV hereof.

         SECTION 1.02. REGISTRATION RIGHTS AGREEMENT. The Company has executed, as of November 22, 1999, a registration rights agreement by and among certain initial Holders, the Company and the Guarantors, in the form as filed with the Trustee ("REGISTRATION RIGHTS AGREEMENT"). The Company shall file with the Trustee a true copy of any amendment of or supplement to the Registration Rights Agreement.

                                   ARTICLE II
                      Redemption of the Series 6-1/2% Notes

         SECTION 2.01. REDEMPTION IN PART. If fewer than all of the Series 6-1/2% Notes are to be redeemed, the Trustee will select the Series 6-1/2% Notes to be redeemed in principal amounts of $1,000 or integral multiples thereof by lot, pro rata or by another method the Trustee considers fair and appropriate. If a portion of a Holder's Series 6-1/2% Notes is selected for partial redemption and that Holder converts a portion of those Series 6-1/2% Notes prior to the applicable Redemption Date, the converted portion shall be deemed, solely for purposes of determining the aggregate principal amount of the Series 6-1/2% Notes to be redeemed by the Company, to remain outstanding and to be of the portion selected for redemption.

         SECTION 2.02. REDEMPTION AT OPTION OF COMPANY. Series 6-1/2% Notes are subject to redemption at the option of the Company as provided in Section 7.02 hereof.

                                   ARTICLE III
             Repurchase at Option of Holders upon Change In Control

         SECTION 3.01. RIGHT TO REQUIRE REPURCHASE. In the event that a Change in Control, as defined in Section 3.04 hereof, shall occur, each Holder shall have the right, at the Holder's option, to require the Company to repurchase (subject to the provisions of Section 5.03 hereof), and upon the exercise of such right the Company shall repurchase, all of such Holder's Series 6-1/2% Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000 (provided that no single Series 6-1/2% Note may be repurchased in part unless the portion of the principal amount of such Series 6-1/2% Note to be outstanding after such repurchase is equal to $1,000 or an integral multiple of $1,000), on the date (the "Repurchase Date") that is not later than 30 Business Days after the date of the occurrence of a Change in Control for cash at a purchase price equal to 100% of the principal amount plus interest accrued and unpaid to the Repurchase Date (subject to the right of Holders of record on the Regular Record Date to receive interest on the relevant Interest Payment Date) (the "Repurchase Price").

         SECTION 3.02. NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC. (a) Unless the Company shall have theretofore called for redemption all of the outstanding Series 6 1/2% Notes, on or before the 15th day after the occurrence of a Change in Control, the Company or, at

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the written request of the Company, on or before the tenth (10th) day after receipt of such request, the Trustee, at the Company's expense, shall give notice to all Holders of Series 6-1/2% Notes (the "Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. If the Company gives such notice of a repurchase right, the Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

         Each Company Notice shall state:

                      (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

                      (2) the date by which the Change in Control Purchase Notice (as defined below) must be delivered;

                      (3)      the Repurchase Date;

                      (4)      the Repurchase Price;

                      (5) a description of the procedure which a Holder must follow to exercise a repurchase right;

                      (6) the procedures for withdrawing a Change in Control Purchase Notice;

                      (7) the place or places where such Series 6-1/2% Notes are to be surrendered for payment of the Repurchase Price and accrued interest, if any;

                      (8) briefly, the conversion rights of Holders of Series 6-1/2% Notes;

                      (9) the conversion price and any adjustments thereto, the date on which the right to convert the Series 6-1/2% Notes will terminate and the places where such Series 6-1/2% Notes may be surrendered for conversion; and

                      (10) that Holders who want to convert Series 6-1/2% Notes must satisfy the requirements set forth in the Series 6-1/2% Notes.

         (a) No failure of the Company to give the foregoing notice or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Series 6-1/2% Notes.


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         (b) To exercise a repurchase right, a Holder shall deliver to the
Paying Agent or an office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, prior to the close of business on the Repurchase Date written notice of the Holder's exercise of such right (the "Change in Control Purchase Notice"), which notice shall set forth
(i) the name of the Holder, the principal amount of the Series 6-1/2% Notes to be repurchased (and, if any Series 6-1/2% Note is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby pursuant to the applicable provisions of the Series 6-1/2% Notes, and (ii) the certificate numbers of the Series 6-1/2% Notes with respect to which the repurchase right is being exercised.

         (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Paying Agent the Repurchase Price in cash, for payment to the Holder on the Repurchase Date, payable with respect to the Series 6-1/2% Notes (or portion thereof) as to which the repurchase right has been exercised; provided, however, that such Series 6-1/2% Note for which a repurchase right has been exercised has been delivered to the Paying Agent at any time after the notice of exercise of a repurchase right shall have been given. Payment of the Repurchase Price for such Series 6-1/2% Note shall be made promptly following the later of the Business Day following the Repurchase Date and time of delivery of the Series 6-% Note. If the Paying Agent holds money sufficient to pay the Repurchase Price on the Business Day following the Repurchase Date, then, immediately after the Repurchase Date, such Series 6-1/2% Note shall cease to be outstanding and interest will cease to accrue and will be deemed paid regardless of whether such Series 6-1/2% Note has been delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right of such Holder to receive the Repurchase Price upon delivery of such Series 6-1/2% Note).

         (d) On or prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.6 of the Indenture) an amount of money sufficient to pay the Repurchase Price of the Series 6-1/2% Notes which are to be repaid on the Repurchase Date.

         (e) If any Series 6-1/2% Note (or portion thereof) surrendered for repurchase shall not be so paid on the Business Day following the Repurchase Date, the principal amount of such Series 6-1/2% Note (or portion thereof, as the case may be) shall, until paid, bear interest from the Repurchase Date at the rate of 6-1/2% per annum, and each Series 6-1/2% Note shall remain convertible into Common Stock in accordance with Article IV hereof until the principal of such Series 6-1/2% Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

         (f) Any Series 6-1/2% Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly

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executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Series 6-1/2% Note without service charge, a new Series 6-1/2% Note or Series 6-1/2% Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the portion of the principal of the Series 6-1/2% Note so surrendered that was not repurchased.

         (g) Any Holder that has delivered to the Trustee a Change in Control Purchase Notice shall have the right to withdraw such notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent prior to the close of business on such date. The notice of withdrawal shall state the principal amount and the certificate numbers of the Series 6-1/2% Notes as to which the withdrawal notice relates and the principal amount, if any, which remains subject to the notice of exercise of a repurchase right. A Series 6-1/2% Note in respect of which a Holder has exercised its option to require repurchase upon a Change in Control may thereafter be converted into Common Stock only if such Holder withdraws its notice in accordance with the preceding sentence.

         SECTION 3.03. CERTAIN DEFINITIONS. For purposes of this Article III:

         (a) the term "beneficial owner" shall be determined in accordance with Rules l3d-3 and 13d-5 promulgated by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time; and

         (b) the term "Person" shall include any syndicate or group which would be deemed to be a "Person" under Section 13(d)(3) of the Exchange Act.

         SECTION 3.04. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Series 6-1/2% Notes as:

         (a) any Person is or becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Company entitling such Person to exercise in excess of 40% of the total outstanding voting power of all classes of the Company's capital stock entitled to vote generally in the election of directors;

         (b) the Company shall consolidate with, or merge with or into another Person or convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Company, in any event pursuant to a transaction in which the Company's outstanding voting stock is converted into or exchanged for cash, securities or other property, other than any such transactions where:


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                  (1)      the Company's voting stock is not converted or
                           exchanged at all (except to the extent necessary to reflect a change in the Company's jurisdiction of incorporation) or is converted into or exchanged for voting stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and

                  (2) immediately after such transaction, no Person is the beneficial owner, directly or indirectly, of more than 40% of the total outstanding voting stock of the surviving or transferee corporation;

         (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by the Company's stockholders, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

         (d) the Company is liquidated or dissolved or a special resolution is passed by the Company's stockholders approving the plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Article VIII of the Indenture.

         "Redeemable Capital Stock" means any class or series of capital stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final stated maturity of the Series 6-1/2% Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or is convertible into or exchangeable for debt securities at any time prior to such final stated maturity; provided, however, that Redeemable Capital Stock shall not include any common stock the holder of which has the right to put to the Company upon certain terminations of employment.

         SECTION 3.05. REFERENCES TO REPURCHASE PRICE. Whenever in this First Supplemental Indenture there is a reference, in any context, to the principal of any Series 6-1/2% Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Series 6-1/2% Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this First Supplemental Indenture shall not be construed as excluding the Repurchase Price in those provisions of this First Supplemental Indenture when such express mention is not made.


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                                   ARTICLE IV
                                   Conversion

         SECTION 4.01. CONVERSION PRIVILEGE AND CONVERSION PRICE.

         Subject to and upon compliance with the provisions of this Article IV, at the option of the Holder thereof, any Series 6-1/2% Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares of Common Stock of the Company (the "Conversion Shares") at any time following the date of original issuance of Series 6-1/2% Notes at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on November 30, 2006, subject, in the case of conversion of any global security, to any rules and procedures of the depositary for such security in effect from time to time (the "Applicable Procedures"). In case a Series 6-1/2% Note or portion thereof has previously been called for redemption at the election of the Company, such conversion right in respect of the Series 6-1/2% Note or portion so called shall expire at the close of business, New York City time, on the Redemption Date, unless the Company defaults in making the payment due upon redemption (in each case subject as aforesaid to any Applicable Procedures with respect to any global security). A Series 6-1/2% Note in respect of which a Holder has delivered a Change in Control Purchase Notice (as defined in Article III hereof) exercising the option of such Holder to require the Company to purchase such Series 6-1/2% Note may be converted only if such notice is withdrawn by a written notice of withdrawal delivered by the Holder to the Paying Agent prior to the close of business on the Repurchase Date, in accordance with the terms of this First Supplemental Indenture and the Indenture.

         The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $$73.20 per share of Common Stock. The conversion price shall be adjusted in certain instances as provided in Section 4.04.

         In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in paragraph (4) or (5) of Section
4.04 (including dividends or distributions referred to in the last sentence of paragraph (4) of Section 4.04), the Holder of each Series 6-1/2% Note, upon the conversion thereof pursuant to this Article IV subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution pursuant to paragraph (4) or (5) of
Section 4.04, shall also be entitled to receive for each share of Common Stock into which such Series 6-1/2% Note is converted, the portion of the evidences of indebtedness, shares of capital stock, securities, cash and other property so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a Board Resolution) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of

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



Directors, whose determination shall be conclusive and described in a Board Resolution). If any conversion of a Series 6-1/2% Note described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of the Series 6-1/2% Note so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution) to distribute to such Holder a due bill for the evidences of indebtedness, shares of capital stock, securities, cash or assets to which such Holder is so entitled; provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such evidences of indebtedness, shares of capital stock, securities, cash or assets no later than the date of payment or delivery thereof to holders of Common Stock receiving such distribution.

         SECTION 4.02. EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, the Holder of any Series 6-1/2% Note to be converted shall surrender such Series 6-1/2% Note, duly endorsed or assigned to the Company or in blank, at any office or agency maintained by the Company pursuant to Section 10.2 of the Indenture, accompanied by (a) written notice to the Company at such office or agency that the Holder elects to convert such Series 6-1/2% Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted and (b) if shares or any portion of such Series 6-1/2% Note not to be converted are to be issued in the name of a Person other than the Holder thereof, the name of the Person in which to issue such shares.

         Except as provided in Section 5.2 of the Indenture, no Holder of Series 6-1/2% Notes will be entitled upon conversion thereof to any payment or adjustment on account of accrued and unpaid interest thereon or on account of dividends on the shares of Common Stock issued in connection therewith. Series 6-1/2% Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (except Series 6-1/2% Notes called for redemption on a Redemption Date within such period between and including such Regular Record Date and such Interest Payment Date) must be accompanied by payment to the Company in New York Clearing House Funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount converted.

         Series 6-1/2% Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Series 6-1/2% Notes for conversion in accordance with the foregoing provisions (the "Conversion Date"), and at such time the rights of the Holders of such Series 6-1/2% Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, but in any event no later than the seventh Business Day following the Conversion Date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 4.03.

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



         In the case of any Series 6-1/2% Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Series 6-1/2% Note or Series 6-1/2% Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Series 6-1/2% Note. Any requirements for notice, surrender or delivery of Series 6-1/2% Notes pursuant to this Article IV shall, with respect to any global security, be subject to any Applicable Procedures.

         SECTION 4.03. FRACTIONS OF SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series 6-1/2% Notes. If more than one Series 6-1/2% Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Series 6-1/2% Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Series 6-1/2% Note (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of the Common Stock at the close of business on the Trading Day immediately preceding such day or, alternatively, the Company shall round up to the next higher whole share.

         "Trading Day" shall mean each day on which the primary securities exchange or quotation system which is used to determine the Closing Price is open for trading or quotation.

         "Closing Price" of a single share of Common Stock on any Trading Day shall mean the closing per share sale price for the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid prices and the average ask prices) on such Trading Day as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

         SECTION 4.04. ADJUSTMENT OF CONVERSION PRICE. (1) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock, the conversion price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of

Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (2) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options entitling the holders thereof, for a period not exceeding 45 days, to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (7) of this Section 4.04) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

         (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (4) Subject to the last sentence of this paragraph (4), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, securities, cash or property (excluding any rights, warrants or options referred to in paragraph (2) of this Section 4.04, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph
(1) of this Section 4.04), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this paragraph (4) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this Section 4.04) of the Common Stock on the date of such effectiveness less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the Closing Prices in such market over the period specified in the succeeding sentence), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and property so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day next following the later of (a) the date fixed for the payment of such distribution and (b) the date 20 days after the notice relating to such distribution is given pursuant to Section 4.06(a) (such later date of (a) and (b) being referred to as the "Reference Date"). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (7) of this Section. For purposes of this paragraph (4), any dividend or distribution that includes shares of Common Stock or rights, warrants or options to subscribe for or purchase shares of Common Stock shall be deemed instead to be (a) a dividend or distribution of the evidences of indebtedness, cash, property, shares of capital stock or securities other than such shares of Common Stock or such rights, warrants or options (making any conversion price reduction required by this paragraph (4)) immediately followed by (b) a dividend or distribution of such shares of Common Stock or such rights (making any further conversion price reduction required by paragraph (1) or (2) of this Section 4.04, except (i) the Reference Date of such dividend or distribution as defined in this paragraph (4) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distributions", "the date fixed for the determination of stockholders entitled to receive such rights, warrants or options" and "the date fixed for such determination" within the meaning of paragraphs (1) and (2) of this Section 4.04 and (ii) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (1) of this Section 4.04).

         (5) In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock exclusively in cash in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no conversion price adjustment pursuant to this paragraph (5) has been made and (ii) the aggregate of any cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no conversion price adjustment pursuant to paragraph (6) of this Section 4.04 has been made, exceeds 10% of the product of the current market price per share (determined as provided in paragraph (7) of this Section 4.04) of the Common Stock as of the Trading Day immediately preceding the record date fixed for stockholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such record date, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this paragraph (5) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this Section 4.04) of the Common Stock on the date of such effectiveness less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the record date and (ii) the denominator of which shall be equal to the current market price on such record date, such reduction to become effective immediately prior to the opening of business on the later of (a) the day following the record date fixed for the payment of such distribution and (b) the date 20 days after the notice relating to such distribution is given pursuant to Section 4.06(a).

         (6) In case a successful tender or exchange offer made by the Company or any Guarantor for all or any portion of the Common Stock shall involve an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of the other tender or exchange offer referred to below, of consideration payable in respect of any other tender or exchange offer by the Company or a Guarantor for all or any portion of the Common Stock concluded within the preceding 12 months and in respect of which no conversion price adjustment pursuant to this paragraph (6) has been made and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the preceding 12 months and in respect of which no conversion price adjustment pursuant to paragraph (5) of this Section 4.04 has been made, exceeds 10% of the product of the current market price per share (determined as provided in paragraph (7) of this Section 4.04) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the conversion price shall be reduced (but not increased) so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the current market price per share (determined as provided in paragraph (7) of this Section 4.04) of the Common Stock on the Trading Day next succeeding the Expiration Time times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Trading Day next succeeding the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

         (7) For the purpose of any computation under this paragraph and paragraphs (2), (4) and (5) of this Section 4.04, the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (1), (2), (3), (4), (5) or (6) above ("Other Event") occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (ii) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (iii) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (i) and (ii) of this proviso to have an "ex"date occurring prior to the "ex" date for the Other Event, and (iv) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (4) or (5) of this Section 4.04, whose determination shall be conclusive and described in a Board Resolution) of the portion of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities, cash or property being distributed applicable to one share of Common Stock. For the purpose of any computation under paragraph (6) of this Section 4.04, the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing on or after the latest (the "Commencement Date") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender or exchange offer requiring such computation and (iii) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Trading Day next succeeding the Expiration Time of such tender or exchange offer (or, if such Expiration Time occurs before the close of trading on a

Trading Day, not later than the Trading Day during which the Expiration Time occurs); provided, however, that if the "ex" date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the Commencement Date and on or prior to the Trading Day next succeeding the Expiration Time for the tender or exchange offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

         (8) The Company may make such reductions in the conversion price, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients, or to diminish the amount of such tax payable.

         (9) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (10) In the event that the Company or any Guarantor distributes assets, debt securities, rights, warrants or options (other than those referred to in paragraph (2) above) pro rata to holders of Common Stock, and the fair market value of the portion of assets, debt securities, rights, warrants or options applicable to one share of Common Stock distributed to holders of Common Stock exceeds the Average Sale Price (as defined below) per share of Common Stock, or such Average Sale Price exceeds such fair market value by less than $1.00, then so long as any such assets, debt securities, rights, options or warrants have not expired or been redeemed by the Company or any Guarantor, the Company shall make proper provision so that the Holder of any Series 6-1/2% Note upon conversion, rather than being entitled to an adjustment in the conversion price, will be entitled to receive upon such conversion, in addition to the Conversion Shares, a number of assets, debt securities, rights, warrants and options to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of assets, debt securities, rights, warrants or options of separate certificates evidencing such assets, debt securities, rights, warrants or options (the "Distribution Date"), the same number of assets, debt securities, rights, warrants or options to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the assets, debt securities, rights, warrants or options being distributed, and (ii) if such conversion occurs after such Distribution Date, the same number of assets, debt securities, rights, warrants or options to which a holder of the number of shares of Common Stock into which the principal amount of such Series 6-1/2% Note so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the assets, debt securities, rights, warrants or options.

         "Average Sale Price" means the average of the Closing Prices of the Common Stock for the shorter of (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination (as defined below) with respect to the rights, options, warrants or distribution in respect of which the Average Sale Price is being calculated, or (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, options or warrants or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, options, warrants or distribution in respect of which the Average Sale Price is being calculated, or (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time (as defined below) with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 4.04(2) or (10) and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, options, warrants, or distribution in respect of which the Average Sale Price is being calculated. If the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 4.04(1) or (3) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Price of the Common Stock during such period.

         "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which this Section 4.04(10) applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, options, warrants or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the shares of Common Stock are listed or quoted.

         SECTION 4.05. NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

         Whenever the conversion price is adjusted as herein provided:

         (a) the Company shall compute the adjusted conversion price in accordance with Section 4.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of Series 6-1/2% Notes pursuant to Section 10.2 of the Indenture; and

         (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

         SECTION 4.06. NOTICE OF CERTAIN CORPORATE ACTION.
In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require a conversion price adjustment pursuant to paragraph (5) of Section 4.04; or

         (b) the Company or any Guarantor shall authorize the granting to all holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding rights distributed pursuant to any stockholder rights plan); or

         (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company or any Guarantor is a party and for which approval of any stockholders of the Company or such Guarantors is required, or of the sale or transfer of all or substantially all of the assets of the Company or any Guarantor; or (d) of the voluntary or involuntary dissolution, liquidation or winding, up of the Company; or (e) the Company or any Guarantor shall commence a tender or exchange offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender or exchange offer); then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series 6-1/2% Notes pursuant to Section 10.2 of the Indenture, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

         SECTION 4.07. COMPANY'S OBLIGATION REGARDING COMMON STOCK. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Series 6-1/2% Notes, the whole number of shares of Common Stock then issuable upon the conversion in full of all outstanding Series 6-1/2% Notes.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series 6-1/2% Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Series 6-1/2% Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as practicable endeavor to secure such registration or approval, as the case may be.

         The Company further covenants that so long as the Common Stock shall be listed or quoted on the New York Stock Exchange, the Nasdaq Stock Market (National Market), or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such market or exchange, all Common Stock issuable upon conversion of the Series 6-1/2% Notes.

         SECTION 4.08. TAXES ON CONVERSIONS. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series 6-1/2% Notes pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Series 6-1/2% Note or Series 6-1/2% Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         SECTION 4.09. COVENANT AS TO COMMON STOCK. The Company covenants that all shares of Common Stock which may be issued upon conversion of Series 6-1/2% Notes shall upon issue be newly issued (and not treasury shares) and be duly authorized, validly issued, fully paid and nonassessable and, except as provided in Section 4.08, the Company shall pay all taxes, liens and charges with respect to the issue thereof.

         SECTION 4.10. CANCELLATION OF CONVERTED SECURITIES. All Series 6-1/2% Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9 of the Indenture.

         SECTION 4.11. PROVISIONS IN CASE OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In the event that the Company shall be a party to any transaction (including any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Series 6-1/2% Note then Outstanding shall have the right thereafter to convert such Series 6-1/2% Note only into (subject to funds being legally available for such purpose under applicable law at the time of such conversion) the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such Series 6-1/2% Note might have been converted immediately prior to such transaction. The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Company's shares of Common Stock, as the case may be, shall execute and deliver to the Trustee a supplemental indenture establishing such rights. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this
Section 4.11 shall similarly apply to successive transactions of the foregoing type.

         SECTION 4.12. COMPANY'S OBLIGATION. All calculations, adjustments, conversions and other determinations under this Article IV shall be the sole responsibility and obligation of the Company. The Trustee (a) shall have no obligation to review, challenge or contest any such calculation, adjustment, conversion or other determination and (b) shall not be liable for any default or error by the Company under this Article IV.

                                    ARTICLE V
                      Subordination of Series 6-1/2% Notes

         SECTION 5.01. SERIES 6-1/2% NOTES SUBORDINATE TO SENIOR INDEBTEDNEss. The Company covenants and agrees, and each Holder of a Series 6-1/2% Note, by such Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article V, the indebtedness represented by the Series 6-1/2% Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Series

6-1/2% Notes and all obligations of the Company under the Indenture are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

         SECTION 5.02. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Series 6-1/2% Notes are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Series 6-1/2% Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Series 6-1/2% Notes in any such case, proceeding, dissolution, liquidation or other winding-up or event.

         In the event that, notwithstanding the foregoing provisions of this
Section 5.02, the Trustee or the Holder of any Series 6-1/2% Note shall have received any payment or distribution of assets of the Company prohibited by the foregoing paragraph of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if, at or prior to the time of such payment or distribution, written notice that such payment or distribution is prohibited by the foregoing paragraph shall have been actually given to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         For purposes of this Article V only, the words "cash, property or securities" shall not be deemed to include shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which in either case are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Series 6-1/2% Notes are so subordinated as provided in this Article V. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII of the Indenture shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this
Section 5.02 if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII of the Indenture.

         SECTION 5.03. NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. In the event and during the continuation of (a) any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto (unless and until such payment default shall have been cured or waived in writing by the holders of such Senior Indebtedness) or (b) any default (other than a payment default) with respect to Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof and judicial proceedings shall be pending with respect to any such default or the Company receives written notice of such default (a "Senior Indebtedness Default Notice"), then no payment shall be made by the Company on account of principal of (or premium, if any) or interest on the Series 6-1/2% Notes or on account of the purchase or other acquisition of Series 6-1/2% Notes (including pursuant to Article II of the Indenture and Articles II, III and IV herein). Notwithstanding the foregoing, payments with respect to the Series 6-1/2% Notes may resume and the Company may acquire Series 6-1/2% Notes for cash when (x) the default with respect to the Senior Indebtedness is cured or waived or ceases to exist or (y) in the case of a default described in (b) above, 179 or more days pass after the Senior Indebtedness Default Notice is received by the Company; provided, that the terms of the Indenture and this First Supplemental Indenture otherwise permit the payment or acquisition of the Series 6-1/2% Notes at that time. If the Company receives a Senior Indebtedness Default Notice, then a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective to prevent the payment or acquisition of the Series 6-1/2% Notes as described in the first sentence of this Section 5.03. In addition, no payment may be made on the Series 6-1/2% Notes if any Series 6-1/2% Notes are declared due and payable prior to their Stated Maturity by reason of the occurrence of an Event of Default until the earlier of (1) 120 days after the date of such acceleration or (2) the payment in full of all Senior Indebtedness, but only if such payment is then otherwise permitted under the terms of the Indenture and this First Supplemental Indenture.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Series 6-1/2% Note prohibited by the foregoing provisions of this Section 5.03, and if, at or prior to the time of such payment, written notice that such payment is prohibited by the foregoing paragraph shall have been actually given to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section 5.03 shall not apply to any payment with respect to which Section 5.02 would be applicable.

         SECTION 5.04. PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article V or elsewhere herein or in the Indenture or in any of the Series 6-1/2% Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 5.02 or except under the conditions described in Section 5.03, from making payments at any time of principal of (and premium, if any) or interest on the Series 6-1/2% Notes, or
(b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Series 6-1/2% Notes or the retention of such payment by the Holders, if, two Business Days prior to such application by the Trustee, the Trustee had not received written notice that such payment would be prohibited by the provisions of this Article V.

         SECTION 5.05. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full of all Senior Indebtedness, and until the Series 6-1/2% Notes are paid in full, the Holders of the Series 6-1/2% Notes shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Series 6-1/2% Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness to the extent that payments and distributions otherwise payable to Holders of Series 6-1/2% Notes have been applied to the payment of Senior Indebtedness as provided by this Article V. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Series 6-1/2% Notes or the Trustee would be entitled, except for the provisions of this Article V, and no payments over pursuant to the provisions of this Article V to the holders of Senior Indebtedness by Holders of the Series 6-1/2% Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Series 6-1/2% Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         SECTION 5.06. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article V are and are intended solely for the purpose of defining the relative rights of the Holders of the Series 6-1/2% Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article V or elsewhere herein or in the Indenture or in the Series 6-1/2% Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Series 6-1/2% Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article V of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Series 6-1/2% Notes the principal of (and premium, if any) and interest on the Series 6-1/2% Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Series 6-1/2% Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Series 6-1/2% Notes from exercising all remedies otherwise permitted by applicable law upon default under the Indenture and this First Supplemental Indenture, subject to the rights, if any, under this
Article V of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         SECTION 5.07. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of a Series 6-1/2% Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article V and appoints the Trustee his attorney-in-fact for any and all such purposes.

         SECTION 5.08. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture and this First Supplemental Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Series 6-1/2% Notes, without incurring responsibility to the Holders of the Series 6-1/2% Notes and without impairing or releasing the subordination provided in this Article V or the obligations hereunder of the Holders of the Series 6-1/2% Notes to the holders of Senior Indebtedness, do any one or more of the following:

         (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;

         (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

         (iii) release any Person liable in any manner for the collection of Senior Indebtedness;

         (iv) exercise or refrain from exercising any rights against the Company and any other Person;

         (v) apply any and all sums received from time to time to the Senior Indebtedness.

         SECTION 5.09. NOTICE TO TRUSTEE. The Company shall give prompt written notice to the Trustee if, to the Company's knowledge, any payment to or by the Trustee in respect of the Series 6-1/2% Notes is prohibited by this Article V. Notwithstanding the provisions of this Article V or any other provision of the Indenture or this First Supplemental Indenture, the Trustee shall not be charged with knowledge that any payment to or by the Trustee in respect of the Series 6-1/2% Notes is prohibited by this Article V, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1 of the Indenture, shall be entitled in all respects to assume that no facts exist that would prohibit any payment in respect of the Series 6-1/2% Notes; provided, however, that if the Trustee shall not have received the notice provided for in this Section 5.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including the payment of the principal of (and premium, if any) or interest on any Series 6-1/2%
Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

         Subject to the provisions of Section 6.1 of the Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article V, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article V, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 5.10. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article V, the Trustee, subject to the provisions of Section 6.1 of the Indenture, and the Holders of the Series 6-1/2% Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Series 6-1/2% Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article V.

         SECTION 5.11. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Series 6-1/2% Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article V or otherwise.

         SECTION 5.12. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article V with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in the Indenture or this First Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article V shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 of the Indenture.

         SECTION 5.13. ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article V shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article V in addition to or in place of the Trustee; provided, however, that Section 5.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         SECTION 5.14. CERTAIN CONVERSIONS DEEMED PAYMENT. For the purposes of this Article V only, (1) the issuance and delivery of junior securities upon conversion of Series 6-1/2% Notes in accordance with Article IV shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Series 6-1/2% Notes or on account of the purchase or other acquisition of Series 6-1/2% Notes, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Series 6-1/2% Note shall be deemed to constitute payment on account of the principal of such Series 6-1/2% Note. For the purposes of this
Section 5.14, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to the prior payment in full of all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Series 6-1/2% Notes are so subordinated as provided in this Article V.

         Nothing contained in this Article V or elsewhere in the Indenture or this First Supplemental Indenture or in the Series 6-1/2% Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Series 6-1/2% Notes, the right, which is absolute and unconditional, of the Holder of any Series 6-1/2% Note to convert such Series 6-1/2% Note in accordance with Article IV.

                                   ARTICLE V-A
                              Subsidiary Guarantee

         SECTION 5A.01 GUARANTEE. Subject to this Article V-A, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Series 6-1/2% Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture and this First Supplemental Indenture, the Series 6-1/2% Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Series 6-1/2% Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Series 6-1/2% Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Series 6-1/2% Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Series 6-1/2% Notes, the Indenture or this First Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Series 6-1/2% Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by the complete performance of the obligations contained in the Series 6-1/2% Notes and this First Supplemental Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article VI hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

         "Subsidiary Guarantee" means the guarantee given by the Guarantors pursuant to the provisions of this Article V-A and substantially in the form attached hereto as Exhibit A.

         "Guarantor" means each Subsidiary of the Company on the date hereof and their respective successors and assigns.

         SECTION 5A.02. SUBORDINATION OF SUBSIDIARY GUARANTEE. Each Guarantor agrees, and each Holder by accepting a Series 6-1/2% Note agrees, that the obligations of each Guarantor under its Subsidiary Guarantee are subordinated and junior in right of payment to the prior payment of all Senior Indebtedness of each Guarantor on the same basis as the obligations on, or relating to, the Series 6-1/2% Note are subordinated and junior in right of payment to the prior payment of all Senior Indebtedness of the Company pursuant to Article V. In furtherance of the foregoing, each Guarantor agrees, and the Trustee and each Holder by accepting a Series 6-1/2% Note agrees, that the subordination and related provisions applicable to the obligations of each Guarantor under its Subsidiary Guarantee by virtue of the preceding sentence shall be as set forth in Article V as if each reference to "Company" therein were instead a reference to "a Guarantor," each reference to "Senior Indebtedness of the Company" therein were instead a reference to "Senior Indebtedness of each Guarantor" and each reference to "Series 6-1/2% Notes" therein were instead a reference to "this Subsidiary Guarantee," with such appropriate modifications as the context may require. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments in respect of the Series 6-1/2% Notes pursuant to the Indenture and this First Supplemental Indenture, including Article V hereof. The provisions of this Section 5A.02 may not be amended or modified without the written consent of the parties holding a majority of outstanding Senior Indebtedness.

         SECTION 5A.03. LIMITATION ON GUARANTOR LIABILITY. Each Guarantor and, by its acceptance of Series 6-1/2% Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this Article V-A shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article V-A, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

         SECTION 5A.04. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE. To evidence its Subsidiary Guarantee set forth in Section 5A.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit A shall be endorsed by a President or any Vice President of such Guarantor on each Series 6-1/2% Note authenticated and delivered by the Trustee and that this First Supplemental Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

         Each Guarantor hereby agrees that this Subsidiary Guarantee set forth in Section 5A.01 shall remain in full force and effect notwithstanding any failure to endorse on each Series 6-1/2% Note a notation of such Subsidiary Guarantee.

         If an officer whose signature is on this First Supplement Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Series 6-1/2% Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         The deliver of any Series 6-1/2% Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this First Supplemental Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this First Supplemental Indenture, the Company shall cause such Subsidiaries to execute supplemental indentures to the Indenture and this First Supplemental Indenture and Subsidiary Guarantees in accordance with this Article V-A.

         SECTION 5A.05. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

                  (a) immediately after giving effect to such transaction, no Event of Default exists; and

                  (b) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Guarantor, pursuant to a supplemental indenture satisfactory to the Trustee.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Series 6-1/2% Notes and the due and punctual performance of all of the covenants and conditions of the Indenture and this First Supplemental Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Series 6-1/2% Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respect have the same legal rank and benefit under the Indenture and this First Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this First Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Article 8 and 10 of the Indenture and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or this First Supplemental Indenture or in any of the Series 6-1/2% Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         SECTION 5A.06. RELEASES FOLLOWING SALE OF ASSETS. The Subsidiary Guarantee of a Guarantor will be released:

                  (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if the disposition is to the Company or another Guarantor; or

                  (b) in connection with any sale of all of the capital stock of a Guarantor, if the purchaser of such capital stock complies with the provisions of Section 5A.05 hereof.

         Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this First Supplemental Indenture the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

         Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Series 6-1/2% Notes and for the other obligation of any Guarantor under this Indenture as provided in this Article V-A.

         SECTION 5A.07 INCORPORATION OF COVENANTS SET FORTH IN THE INDENTURE. The covenants set forth in Article 10 of the Indenture and the other provisions of the Indenture relating thereto are hereby incorporated by reference herein, mutatis mutandis, for all purposes to have the same effect as if set forth fully herein, except that each reference to "the Company" therein shall instead be a reference to "each Guarantor" and each reference to "Notes" shall instead a reference to "Subsidiary Guarantees," with appropriate modifications as the context may require. Each Guarantor agrees to comply with such covenants as incorporated by reference herein.

                                   ARTICLE VI
                              Defaults and Remedies

         SECTION 6.01. EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article V or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default in the payment of any interest upon any Series 6-1/2% Note when it becomes due and payable, and continuance of such default for a period of 31 days (whether or not such payment is prohibited by the provisions of Article V hereof); or (2) default in (i) the payment of the principal of any Series 6-1/2% Note when it becomes due and payable, or (ii) the payment of the redemption price as set forth in Section 7.02 herein (the "Redemption Price") with respect to any Series 6-1/2% Note when it becomes due and payable (whether or not such payment is prohibited by the provisions of Article V hereof); or (3) failure by the Company to provide the notice of a Change in Control in accordance with Section 3.02 hereof or default in the payment of the Repurchase Price in respect of any Series 6-1/2% Note on the Repurchase Date therefor (whether or not such payment is prohibited by the provisions of Article V hereof); or (4) failure by the Company to deliver shares of Common Stock (together with cash in lieu of fractional shares) when such Common Stock (or cash in lieu of fractional shares) is required to be delivered following conversion of a Series 6-1/2% Note and continuation of such default for a period of 10 days; or (5) default in the performance, or breach, of any covenant or warranty of the Company or any Guarantor contained in the Series 6-1/2% Notes, the Indenture or in this First Supplemental Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Series 6-1/2% Notes then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or (6) a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed of the Company or any Guarantor or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness now exists or shall hereafter be created, which indebtedness, individually or in the aggregate, has a principal amount outstanding in excess of $10,000,000, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 20 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Series 6-1/2% Notes then Outstanding, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder (unless such default has been cured or waived); or (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Guarantor or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Company or a Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or (8) commencement by the Company or a Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company or a Guarantor to the entry of a decree or order for relief in respect of the Company or a Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or a Guarantor, or the filing by either the Company or a Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by either the Company or a Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Guarantor or of any substantial part of their respective properties, or the making by either the Company or a Guarantor of an assignment for the benefit of creditors, or the admission by either the Company or a Guarantor in writing of an inability to pay the debts of either the Company or a Guarantor generally as they become due, or the taking of corporate action by the Company or a Guarantor in furtherance of any such action.

         SECTION 6.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Series 6-1/2% Notes then Outstanding may declare the principal of all the Series 6-1/2% Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest thereon shall become immediately due and payable. If an Event of Default specified in

Section 6.01(7) or (8) occurs, the principal of, and accrued interest on, all the Series 6-1/2% Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Upon any such acceleration, no payment may be made to Holders of Series 6-1/2% Notes until the earlier of (1) 120 days or more after the date of such acceleration and (2) the payment in full of all Senior Indebtedness, but only if such payment is then otherwise permitted under the terms of the Indenture and this First Supplemental Indenture.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of a majority in principal amount of the Series 6-1/2% Notes then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Series 6-1/2% Notes, (B) the principal of (and premium, if any, on) any Series 6-1/2% Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Series 6-1/2% Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Series 6-1/2% Notes, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (2) all Events of Default, other than the nonpayment of the principal of Series 6-1/2% Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 6.03. COMPANY NOTICE TO TRUSTEE. The Company shall file with the Trustee written notice of the occurrence of any default or Event of Default within five Business Days of the Company's becoming aware of such default or Event of Default.

         SECTION 6.04. LIQUIDATED DAMAGES. Nothing in the Indenture or this First Supplemental Indenture shall impair or affect the right of any Holder or the Trustee on behalf of one or more Holders to receive Liquidated Damages, as that term is defined in Section 3 of the Registration Rights Agreement, to the same extent as other payments referenced to in Section 5.8 of the Indenture. The Trustee is authorized to take all such action with respect to collection and enforcement of Liquidated Damages as it is authorized to take with respect to all other payments referred to in Section 5.3 of the Indenture.

                                   ARTICLE VII
                           Form of Series 6-1/2% Notes

         SECTION 7.01. FORM OF FACE OF SERIES 6-1/2% NOte.

         The Series 6-1/2% Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         CheckFree Holdings Corporation
                  6-1/2% Convertible Subordinated Note due 2006
                             Registered $172,500,000
                           No. R-1 CUSIP US162816AAOO

         CHECKFREE HOLDINGS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   Cede & Co.

or registered assigns, the principal sum of $172,500,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, on December 1, 2006 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on June 1 and December 1 of each year, commencing June 1, 2000 (each an "Interest Payment Date"), at said office or agency, in like coin or currency, at the rate of 6-1/2% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series 6-1/2% Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 6-1/2% Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of, premium, if any, and interest on this Security will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts either by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.8 of the Indenture (as defined herein) or (ii) transfer to an account maintained by the payee located inside the United States.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                     CHECKFREE HOLDINGS CORPORATION

                                     By:
                                        -----------------------------
                                     Name:
                                     Title:


                                     By:
                                        -----------------------------
                                     Name:
                                     Title:

         SECTION 7.02. FORM OF REVERSE OF SERIES 6-1/2% NOTE. This Security is one of a duly authorized issue of Securities of the Company designated as its 6-1/2% Convertible Subordinated Notes due 2006 (herein called the "Securities"), limited in aggregate principal amount to $172,500,000, issued and to be issued under an Indenture, dated as of November 29, 1999 (the "Indenture"), as supplemented by the First Supplemental Indenture thereto, dated as of November 29, 1999 ( the "First Supplemental Indenture"), between the Company and Fifth Third Bank as Trustee for the Holders of Securities issued under said Indenture and the First Supplemental Indenture (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Subject to and upon compliance with the provisions of the Indenture and the First Supplemental Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on November 30, 2006, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase) not after, the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof which is U.S.$1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares of Common Stock of the Company at a conversion price equal to $73.20 aggregate principal amount of Securities for each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in Article IV of the First Supplemental Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in the Borough of Manhattan, The City of New York, accompanied by the conversion notice hereon executed by the Holder hereof evidencing such Holder's election to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (unless this Security or the portion hereof being converted has been called for redemption on a Redemption Date within such period between and including such Regular Record Date and such Interest Payment Date), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment of interest and, in the case of a conversion after the close of business on any Regular Record Date and on or before the corresponding Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (even if the Security has been called for redemption on a Redemption Date within such period), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment or round up to the next higher whole share as provided in Article IV of the First Supplemental Indenture. The conversion price is subject to adjustment as provided in Article IV of the First Supplemental Indenture. In addition, the Indenture provides that in case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the transaction by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such transaction (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

         The Company will furnish to any Holder, upon request and without charge, copies of the Certificate of Incorporation and By-laws of the Company then in effect. Any such request may be addressed to the Company.

         The Securities may not be redeemed at the option of the Company prior to December 1, 2002. The Securities (other than those Securities that have been converted in accordance with the terms of the Indenture) are subject to redemption at the option of the Company upon not less than 30 days' or more than 60 days' notice by mail (unless a shorter notice is deemed satisfactory by the Trustee), as a whole or from time to time in part, at any time on or after December 1, 2002. The Redemption Prices (expressed as percentages of the principal amount) shall be as set forth below for Securities redeemed during the following 12-month periods:

--------------------------------------------------------------------------------
                  Period                                 Redemption Price
--------------------------------------------------------------------------------
December 1, 2002 through November 30, 2003             103.71%
--------------------------------------------------------------------------------
December 1, 2003 through November 30, 2004             102.79%
--------------------------------------------------------------------------------
December 1, 2004 through November 30, 2005             101.86%
--------------------------------------------------------------------------------

and thereafter at a Redemption Price equal to 100.93% of the principal amount, together, in the case of any such redemption, with accrued interest to (but not including) the Redemption Date (subject to the right of holders of record on the Regular Record Date to receive interest on the related Interest Payment Date).

         Any redemption of Securities must be in integral multiples of $1,000. If fewer than all of the Securities are to be redeemed, the Trustee will select the Securities to be redeemed in principal amounts at maturity of $1,000 or integral multiples thereof by lot, pro rata or by another method the Trustee considers fair and appropriate. If a portion of a Holder's Securities is selected for partial redemption and that holder converts a portion of those Securities prior to the redemption, the converted portion shall be deemed, solely for purposes of determining the aggregate principal amount of the Securities to be redeemed by the Company, to be of the portion selected for redemption.

         In certain circumstances involving a Change in Control, each Holder shall have the right to require the Company to repurchase all or part of its Securities at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest through the Repurchase Date (subject to the right of holders of record on the Regular Record Date to receive interest on the related Interest Payment Date).

         The Securities do not have the benefit of any sinking fund.

         The Securities are jointly and severally guaranteed by all of the Subsidiaries of the Company pursuant to Article V-A of the First Supplemental Indenture, and a notation of such Subsidiary Guarantee is attached to this Security.

         In the event of redemption, conversion or repurchase of this Security in part only, a new Security or Securities for the unredeemed, unconverted or unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the First Supplemental Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in Article V of the Indenture and in Article VI of the First Supplemental Indenture.

         Subject to certain conditions set forth in the Indenture and the First Supplemental Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture and the First Supplemental Indenture if the Company deposits with the Trustee money or Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

         The Indenture and the First Supplemental Indenture permit, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture and the First Supplemental Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture and the First Supplemental Indenture also contain provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the First Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and the First Supplemental Indenture and no provision of this Security or of the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

         As provided in the Indenture and the First Supplemental Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and the First Supplemental Indenture and subject to certain limitations therein set forth, upon request of, and delivery of not less than three Business Days notice to, the Company and the Trustee, a beneficial owner of interests in a permanent global security may exchange such interests for a definitive Note of like tenor and aggregate principal amount in certificated form.

         The depositary with respect to the Notes shall be The Depository Trust Company.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not payment of or on this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series 6-1/2% Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

         All terms used in this Security which are defined in the Indenture and the First Supplemental Indenture shall have the meanings assigned to them in the Indenture and the First Supplemental Indenture.

         THE INDENTURE AND THE FIRST SUPPLEMENTAL INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         SECTION 7.03. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         This is one of the Securities referred to in the within-mentioned Indenture and the First Supplemental Indenture.


Dated: ____________

                                FIFTH THIRD BANK

                              By
                                --------------------------------
                              Authorized Signatory

         SECTION 7.04. FORM OF CONVERSION NOTICE.

                                CONVERSION NOTICE

To: CheckFree Holdings Corporation.

         The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, at any time following the date of original issuance thereof, into shares of Common Stock in accordance with the terms of the Indenture and the First Supplemental Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for a fractional share and any Security representing any unconverted principal amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.

         Any amount required to be paid by the undersigned on account of interest accompanies this Security.

         The undersigned hereby agrees that, promptly after request of the Company, he or it will furnish such proof in support of this certification as the Company or the Security Registrar for the Common Stock may, from time to time, request.


Dated: __________________

                                    Signature*
                                    Signature Guaranty


If shares or Securities are to be registered    Principal amount to
in the name of a Person other than the          be converted (if less than all):
Holder, please print such Person's name         ($______________,000
and address.*


----------------------------------          ----------------------------------
Name                                        Social Security or
                                            Taxpayer Identification Number
Street Address

City, State and Zip Code
* Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be delivered, or unconverted Securities are to be issued, other than to and in the name of the registered owner.

                                  ARTICLE VIII
                      Original Issue of Series 6-1/2% Notes

         SECTION 8.01. ORIGINAL ISSUE. Series 6-1/2% Notes in the aggregate principal amount equal to $172,500,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Series 6-1/2% Notes to or upon a Company Order.

                                   ARTICLE IX
                       Defeasance and Covenant Defeasance

         SECTION 9.01. APPLICABILITY. The Company hereby elects, pursuant to
Section 14.1 of the Indenture, to make Sections 14.2 and 14.3 thereof applicable to the Series 6-1/2% Notes.

         SECTION 9.02. REFERENCES. (a) With respect to the Series 6-1/2% Notes, references to Section 5.1 or 5.2 of the Indenture shall be deemed to be references to Section 6.01 or 6.02 hereof. (b) With respect to the Series 6-1/2% Notes, references in Section 14.4(a) of the Indenture to "Stated Maturity" shall be deemed to mean "Stated Maturity, or any Redemption Date or Repurchase Date, or upon conversion or otherwise". References in Section 14.4(a) of the Indenture to "Trustee" shall be deemed to mean "Trustee, the Paying Agent or the Conversion Agent".
                                    ARTICLE X
                             Supplemental Indentures

         SECTION 10.01. AMENDMENT TO SECTION 9.1 OF INDENTURE. Each of clauses
(4) and (5) of Section 9.1 of the Indenture is hereby deleted in its entirety with respect to the Series 6-1/2% Notes and the remaining clauses in such Section are deemed re-numbered accordingly to give effect to such deletion.

         SECTION 10.02. AMENDMENT OF SECTION 9.2 OF INDENTURE. Clause (1) of
Section 9.2 of the Indenture is hereby deleted in its entirety with respect to the Series 6-1/2% Notes and replaced in its entirety with the following:

         "(1) reduce the principal amount, Repurchase Price or Redemption Price with respect to any Series 6-1/2% Note, or extend the Stated Maturity of any Series 6-1/2% Note or alter the manner of payment or rate of interest on any Series 6-1/2% Note or make any Series 6 1/2% Note payable in money or securities other than that stated in the Series 6 1/2% Note, or reopen the Series 6-1/2% Notes for issuances of additional Series 6 1/2% Notes, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repurchase Date, as the case may be); or".

                                   ARTICLE XI
                            Miscellaneous Provisions

         SECTION 11.01. DEFINED TERMS. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series 6-1/2% Note or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series 6-1/2% Note that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

         SECTION 11.02. INDENTURE. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed by the Company and each Guarantor. This First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided, each Guarantor agrees by its execution and delivery of this First Supplemental Indenture to be bound by the terms of the Indenture applicable to its obligations under this First Supplemental Indenture and the Subsidiary Guarantee.

         SECTION 11.03. TRUSTEE. The recitals herein contained are made by the Company and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         SECTION 11.04. EXECUTION IN COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.







                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                         CHECKFREE HOLDINGS CORPORATION

                         by /s/ Allen L. Shulman
                            -----------------------------
                         Name: Allen L. Shulman
                         Title: Executive Vice President,
                         General Counsel and Chief Financial Officer


                         Attest:  Robert J. Tannous
                                -------------------------
                         Title:   Assistant Secretary
                                -------------------------

                          FIFTH THIRD BANK, as Trustee,
                          by /s/ Kerry Byrne
                          Name: Kerry Byrne
                               --------------------------

                          Title: Authorized Officer
                          Attest: Gregory Hahn
                                 ------------------------
                          Title: Assistant Vice President
                                 ------------------------

                          THE GUARANTORS:

                          CHECKFREE CORPORATION

                          By: /s/ Allen L. Shulman
                              ---------------------------------
                          Title: Executive Vice President and
                                 Chief Financial Officer

                          Attest: /s/ Robert J. Tannous
                                  -----------------------------
                          Title:  Assistant Secretary
                                  -----------------------------


                          CHECKFREE MANAGEMENT CORPORATION

                          By: /s/ Allen L. Shulman
                              ---------------------------------
                          Title: Executive Vice President and
                                 Treasurer

                          Attest: /s/ Robert J. Tannous
                                  -----------------------------
                          Title:  Assistant Secretary
                                  -----------------------------


                          CHECKFREE INVESTMENT SERVICES, INC.

                          By: /s/ Allen L. Shulman
                              ---------------------------------
                          Title: Vice President
                          Attest: /s/ Curtis A. Loveland
                                  -----------------------------
                          Title:  Secretary
                                  -----------------------------


                          CHECKFREE INVESTMENT CORPORATION

                          By: /s/ Allen L. Shulman
                              ---------------------------------
                          Title: Executive Vice President and
                                 Chief Financial Officer

                          Attest: /s/ Robert J. Tannous
                                  -----------------------------
                          Title:  Assistant Secretary
                                  -----------------------------

                                                                       EXHIBIT A

                              SUBSIDIARY GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture and the First Supplemental Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Base Indenture and the First Supplemental Indenture and subject to the provisions in the Indenture and the First Supplemental Indenture, dated as of November __1999 (together the "Indenture"), among CheckFree Holdings Corporation, the Guarantors party thereto and Fifth Third Bank as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Series 6-1/2% Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, as the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and
(b) in case of any extension of time of payment or renewal of any Series 6-1/2% Notes or any such obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Series 6-1/2% Notes and to the Trustee pursuant to this Subsidiary Guarantee, the Indenture are expressly set forth in Article V-A of the First Supplemental Indenture and reference is hereby made to the First Supplemental Indenture for the precise terms of the Subsidiary Guarantee. The obligations of the Guarantors will be released only in accordance with the provisions of Article V-A of the First Supplemental Indenture. Each Holder of a Series 6-1/2% Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture and the First Supplemental Indenture.





                            [SIGNATURE PAGE FOLLOWS]

                                     CHECKFREE CORPORATION

                                     -----------------------------------------
                                     By:
                                     Title:

                                     CHECKFREE MANAGEMENT CORPORATION


                                     ------------------------------------------
                                     By:
                                     Title:

                                     CHECKFREE INVESTMENT CORPORATION


                                     ---------------------------------------
                                     By:
                                     Title:


                                     CHECKFREE INVESTMENT SERVICES, INC.


                                     ---------------------------------------
                                     By:
                                     Title: